                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Paine Webber Group Inc. on Form S-8 of our report dated June 13, 1997, appearing in the Annual Report on Form 11-K of the Paine Webber Savings Investment Plan for the year ended December 31, 1996.

Deloitte & Touche LLP
New York, New York
May 19, 1998